SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

AMX Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMX Corporation

3000 Research Drive

Richardson, Texas 75082

July 9, 2004

To all Shareholders:

On behalf of your Board of Directors, it is my pleasure to invite you to attend the 2004 Annual Meeting of Shareholders of AMX Corporation. The meeting will be held on Thursday, August 19, 2004, at 10:00 a.m. central daylight time, at the Renaissance Hotel, 900 East Lookout Drive, Richardson, Texas 75082.

You will find information regarding the matters to be voted on at the meeting in the following pages. The 2004 Annual Report is also enclosed with these materials.

Please let us know whether you plan to attend the meeting by marking the appropriate box on your proxy card. Your vote is important. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope. Please note that your completed proxy will not prevent you from attending the meeting and voting in person should you choose to do so.

The Board of Directors and the management team look forward to greeting as many of you as possible and reporting on our progress.

Sincerely,

ROBERT J. CARROLL

Chairman of the Board, Chief Executive Officer and President

AMX CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 19, 2004

To the Shareholders of AMX Corporation:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders of AMX Corporation, a Texas corporation (the “Company”), will be held on August 19, 2004, at 10:00 a.m. at the Renaissance Hotel, 900 East Lookout Drive, Richardson, Texas 75082 for the following purposes:

1.	To elect six directors to hold office for the ensuing year;

2.	To ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending March 31, 2005; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Your Board of Directors recommends that you vote in favor of the proposals outlined in the proxy statement.

Shareholders of record at the close of business on June 29, 2004 are entitled to notice of and to vote at the meeting. Only holders of record of the Company’s common stock on that date are entitled to vote on matters coming before the meeting and any adjournment or postponement thereof. A complete list of shareholders entitled to vote at the meeting will be maintained in the Company’s current offices at 3000 Research Drive, Richardson, Texas 75082 for ten days prior to the meeting and will be open to the examination of any shareholder during ordinary business hours of the Company.

Please advise the Company’s Transfer Agent, Mellon Investor Services L.L.C., Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey, 07660 of any change in your address.

All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, please mark, sign, date and return the enclosed proxy as soon as possible in the envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she previously returned a proxy.

By Order of the Board of Directors

C. Chris Apple
Secretary

Richardson, Texas

July 9, 2004

AMX CORPORATION

3000 Research Drive

Richardson, Texas 75082

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 19, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of AMX Corporation, a Texas corporation (the “Company” or “AMX”), for the Annual Meeting of Shareholders to be held on August 19, 2004, at 10:00 a.m. at the Renaissance Hotel, 900 East Lookout Drive, Richardson, Texas, 75082, or any postponement or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

This proxy statement and the enclosed proxy card are first being mailed on July 9, 2004, to all shareholders entitled to notice of and to vote at the Annual Meeting. The Company’s annual report for the fiscal year ended March 31, 2004 is being mailed herewith to all shareholders entitled to notice of and to vote at the Annual Meeting. The annual report does not constitute a part of the soliciting materials.

Record Date; Outstanding Shares

Only shareholders of record at the close of business on June 29, 2004 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of such date consisted of 11,836,977 shares of common stock, par value $.01 per share (the “Common Stock”). The Company has no other class of stock outstanding. For information regarding holders of more than 5% of the outstanding Common Stock, see “Election of Directors—Security Ownership of Certain Beneficial Owners.”

How You Can Vote

Voting by Mail.    The accompanying proxy is designed to permit you, as a holder of the Company’s Common Stock, to vote for or withhold voting for any or all of the matters described in this proxy statement. If you return your signed proxy before the Annual Meeting, we will vote your shares as you direct. If you do not specify on your proxy how you want to vote your shares, those persons specified in the proxy will vote your shares “FOR” the election of directors in Item 1 and the ratification of Ernst & Young LLP in Item 2.

Voting in Person at the Annual Meeting; Revocation of Proxy.    The Company encourages you to attend the Annual Meeting. Mailing your proxy does not prevent you from voting in person at the Annual Meeting if you so desire. Any shareholder of the Company completing a proxy has the right to revoke his or her proxy at any time prior to the exercise thereof at the Annual Meeting. You may revoke your proxy by:

•	delivering written notice of revocation to Chris Apple, Secretary, AMX Corporation, 3000 Research Drive, Richardson, Texas 75082 at or prior to the Annual Meeting;

•	delivering a subsequent proxy, or

•	voting in person at the Annual Meeting (attendance at the Annual Meeting will not in and of itself constitute a revocation of your proxy—you must vote at the Annual Meeting).

The delivery of a later-dated Proxy to the Company (unless later revoked as previously described) will have the effect of revoking any prior proxy card which you may deliver to any third-party, including with respect to any matter or proposal on such proxy card that is not on the proxy and for which the named proxies therein have discretionary authority to vote on. If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote your shares in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. If you wish to vote those shares at the Annual Meeting, you will need to bring with you to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

Voting and Solicitation

Every shareholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that properly comes before the Annual Meeting. With respect to the election of directors, the director nominees receiving a plurality of affirmative votes of the shares cast at the Annual Meeting shall be elected to the Board of Directors. The affirmative vote of the holders of a majority of the Company’s Common Stock entitled to vote and represented in person or by proxy at the Annual Meeting will be required to approve and ratify the Board’s selection of Ernst & Young LLP as the Company’s independent accountants.

The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally, by telephone, by email, by facsimile or by telegram.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST,” or “WITHHELD FROM” a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares “represented and voting” at the Annual Meeting (the “Votes Cast”) with respect to such matter.

While there is no definitive statutory or case law authority in Texas as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of the quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

Any shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and for which they have received no instructions from the beneficial owners or persons entitled to vote (“broker non-votes”) will be counted as shares that are present for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not entitled to vote with respect to that matter (even though those shares may be entitled to vote on other matters).

2005 ANNUAL MEETING

The Board intends to hold the 2005 Annual Meeting of Shareholders on or about August 18, 2005. In order for a shareholder proposal (including a nomination of a person for election to the Board of Directors) to be included in the proxy statement and form of proxy related to that meeting, such proposal must be received by the Company, addressed to C. Chris Apple, Secretary, AMX Corporation, 3000 Research Drive, Richardson, Texas, 75082, no later than March 11, 2005 (assuming that the Company’s 2005 Annual Meeting of Shareholders is held on a date that is within 30 days from the date on which the 2004 Annual Meeting was held). If a shareholder wants to otherwise bring business before the 2005 Annual Meeting of Shareholders, the shareholder must notify the Secretary of the Company at the above address no earlier than the close of business on the 90th day nor later than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual meeting. Such proposals must comply with the Amended and Restated Bylaws of the Company, which were filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002, and the requirements of Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pursuant to Rule 14a-4 of the Exchange Act, the Company may exercise discretionary voting authority at the 2005 Annual Meeting under proxies it solicits to vote on a proposal made by a shareholder, unless the Company is notified about the proposal no later than May 25, 2005 (assuming that the Company’s 2005 Annual Meeting of Shareholders is held on a date that is within 30 days from the date on which the 2004 Annual Meeting was held).

With respect to business to be brought before the Annual Meeting to be held on August 19, 2004, the Company has not received any notices from shareholders that the Company was required to include in this proxy statement.

ELECTION OF DIRECTORS

(ITEM 1)

Six director nominees are proposed for election at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company’s six nominees named below. The proxies cannot be voted for a greater number of nominees than six nominees. In the event that any of the nominees shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation, or removal.

Vote Required

The six nominees receiving a plurality of affirmative votes of the shares voted at the Annual Meeting shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum and for purposes of determining the total number of votes cast for such director, but have no other legal effect under Texas law.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s six nominees named below. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Board of Directors recommends that shareholders vote “FOR” the nominees listed below.

The names and certain information about the nominees for directors are set forth below:

Name of Nominee	Age	Positions/Principal Occupation	Director Since
Robert J. Carroll	57	Chairman of the Board, Chief Executive Officer and President	2001
Lawrence N. Goldstein(2)(3)	41	President, Seed Capital Partners	2002
Thomas L. Harrison(1)(2)	53	President and Managing Principal, Hoak Capital Corporation	2001
David R. Richard(1)(3)	62	Chairman of the Board, SCG Consulting	2002
Richard L. Smith (1)(2)	55	President, Four Cardinal Corporation	2001
John E. Wilson(1)(3)	64	Independent Consultant	2001

(1)	Members of the Compensation Committee.
(2)	Members of the Audit Committee.
(3)	Members of the Nominating and Corporate Governance Committee.

There is no family relationship between any director or executive officer of the Company.

Set forth below is certain information with respect to each of the nominees for director and each other executive officer of the Company:

Nominees

Robert J. Carroll has served as a director of the Company since January 2001. Mr. Carroll was appointed Chairman, President and Chief Executive Officer of the Company in November 2001. Prior to his appointment as

Chairman, President and Chief Executive Officer, Mr. Carroll served as a consultant to the Company commencing in March 2001. Mr. Carroll served as Chairman and CEO of BEI Holding Corporation from August 1998 to March 2001. From April 1994 through October 2001, Mr. Carroll was a Principal in Roscommon Limited, a technology investment and consulting practice providing specialized support in turnarounds, acquisitions, and divestitures. Mr. Carroll has over twenty-five years operational experience with technology companies engaged in software and hardware manufacturing. Mr. Carroll graduated from American Institute, attended graduate school at American University, and completed MBA graduate courses at the University of Dallas Graduate School of Management.

Lawrence N. Goldstein has served as a director of the Company since April 2002. Since 1994, Mr. Goldstein has been the President and General Partner of Seed Capital Partners, an early-stage venture fund focused primarily on technology opportunities. Prior to his involvement with Seed Capital Partners, Mr. Goldstein spent four years in investment banking with a regional firm with a focus on software and communications opportunities. Mr. Goldstein serves on the Board of Directors of several private technology companies. Mr. Goldstein received an MBA from the University of Texas and a BS degree in Mechanical Engineering from the University of Florida.

Thomas L. Harrison has served as a director of the Company since November 2001. From 1995 to the present, Mr. Harrison has been President and Managing Principal of Hoak Capital Corporation, a private equity firm engaged in management buyouts, industry consolidations and other private equity investment opportunities. Prior to joining Hoak Capital Corporation, Mr. Harrison spent 11 years in leveraged buyout transactions with the private investment firms of Haas, Wheat and Harrison, Haas & Partners and Hicks & Haas. Mr. Harrison also spent three years as the Vice President of Finance of a private holding company involved in insurance management and real estate and five years with the accounting firm of Deloitte & Touche. Mr. Harrison received BA degrees in Accounting and Management from the University of North Texas.

David R. Richard has served as a director since August 2002. Since January 2000, Mr. Richard has served as the Chairman of the Board of Directors of SCG Consulting, a privately held service business located in Austin, Texas. From May 1997 through November 1999, Mr. Richard was Chief Executive Officer, President and a member of the Board of Directors of Norstan Corporation, a leading North American distributor of communications equipment. Prior to May 1997, Mr. Richard was employed in various executive positions at IBM, including as General Manager of Global Services for North America from December 1995 until April 1997. Mr. Richard received a BA degree from Duquesne University and participated in the Stanford Executive Fellow Program.

Richard L. Smith has served as a director of the Company since February 2001. Mr. Smith has been President of Four Cardinal Corporation since 2001. From 1998 to 2001, Mr. Smith was a partner in acquiring diversified private companies. These operations include companies in the transportation, metal fabrication, apparel, and power industries. Prior to this period Mr. Smith served in companies as chief financial and/or development officer including: Long John Silvers, a restaurant chain; Panda Energy, an international developer of co-generation power plants; The Rosewood Corporation, an energy and real estate holding company for the Caroline Hunt Trust; Harbert Corporation, a private construction, energy, and real estate firm; SunLife America, an insurance company; and Integon Corporation, a life and casualty insurance company. Mr. Smith also served as director of strategic planning and mergers and acquisitions for Ashland Inc., a diversified energy company. Mr. Smith holds an MBA and a BS degree in Finance from Murray State University.

John E. Wilson has served as a director of the Company since November 2001. From November 2001 to May 2002, Mr. Wilson provided consulting services to the Company as an independent consultant. From July 2000 through November 2001, Mr. Wilson provided consulting services to various companies as an independent consultant. From January 1997 to July 2000, Mr. Wilson served as the President and Chief Operating Officer of Amtech Systems Corporation, a leading provider of wireless data technologies for intelligent transportation systems. From March 1995 to January 1997, Mr. Wilson served as Senior Vice President of Worldwide

Marketing and Sales at Amtech Systems Corporation. Prior to March 1995, Mr. Wilson served as Vice President of Sales and Marketing for Harris Adacom Network Services, Inc. He also spent 30 years at IBM Corporation, where he held various executive positions in sales and marketing. Mr. Wilson also serves on the Board of Directors of Symon Corporation and has previously served on the Boards of several private and joint venture technology companies. Mr. Wilson earned his BS degree in Mathematics from Mississippi State University.

Other Executive Officers

C. Chris Apple, 40, has served as Vice President, Chief Financial Officer and Secretary since June 2003. Mr. Apple served as Interim Vice President and Chief Financial Officer from February 2003 to June 2003. From December 2001 to June 2003, Mr. Apple served as Vice President, Corporate Development. From May 2001 to November 2001, Mr. Apple served as Vice President and Chief Financial Officer of Ellipsus Systems. From February 1999 to March 2001, Mr. Apple served as Vice President and Chief Financial Officer of BEI Holding Corporation. From February 1997 to February 1999, Mr. Apple served as Director of Corporate Finance and Special Projects for Alcatel USA (formerly DSC Corporation). He also held prior senior executive positions with AnswerSoft and Sevin Rosen Funds and professional audit positions with Ernst & Young. Mr. Apple holds a BBA degree from Oklahoma State University and is a Certified Public Accountant.

Steve H. Byars, 50, has served as Vice President, Administration of the Company from April 2001 to present. From April 1995 to April 2001, Mr. Byars led the administrative functions for Hollywood Casino Corporation. Previously Mr. Byars served Fidelity Investments from October 1989 to April 1995 as Vice President of Administration. He also has prior senior level experience with a variety of companies, including Trammell Crow Company, Amdahl Computer Corporation, and Texas Instruments. Mr. Byars holds an MBA and a BA degree from the University of North Texas.

Carl D. Evans, 55, has served as Vice President, Operations of the Company from July 2001 to the present. Prior to joining the Company, Mr. Evans served as Vice President of Operations and Customer Service for Samsung Telecommunications from June 1998 to June 2001. From February 1995 to May 1998, Mr. Evans served as Director of Distribution and Customer Service for Siemens Telecommunications, Americas. Mr. Evans brings over 25 years of high-tech manufacturing and customer service experience to the Company. He has also held senior management positions at companies such as Network Access Corporation, Intellicall and Nortel. Mr. Evans holds a B.S. degree from the University of North Texas.

Patrick W. Gallagher 54, has served as Vice President, U.S. Sales of the Company from January 2002 to the present. From June 1997 until December 2001, Mr. Gallagher was employed by the Town of Addison, Texas. From December 1994 until January 1997, Mr. Gallagher served as Vice President, Sales and Marketing for Prism Technologies/Axcess Inc. Prior to this period, Mr. Gallagher served as Senior Vice President, Sales and Marketing of Applied Engineering, as Vice President, Sales and Marketing of Computrac, Inc., and held numerous sales and marketing positions with IBM Corporation. Mr. Gallagher holds a BA degree from the University of New Mexico and attended Texas Wesleyan University School of Law, and has completed the Program for Management Development at the Stanford University Graduate School of Business.

Peter C. Nohren, 43, has served as Vice President, Engineering for the Company from January 2002 to the present. From July 2000 to July 2001, Mr. Nohren was Chief Operating Officer of Paratek Microwave, and was responsible for all product lines and distribution channels in the mobile and fixed wireless markets. Prior to this time, Mr. Nohren spent 18 years at Ericsson in various capacities, most recently as Vice President of Optical Networks, Cross Connect and Wireless Broadband Access, where he implemented global product strategies and directed product development efforts. Mr. Nohren holds a BA Degree in Electrical Engineering from Berzelius Sweden.

Scott D. Norder, 38, has served as Vice President, Business Development from February 2003 to the present. Mr. Norder served as a consultant from April 2002 to February 2003, including serving in a consulting role to the Company from June 2002 to February 2003. Prior to this, Mr. Norder served as Division President and Vice President of Strategy for Stellent, Inc, a publicly traded, Minnesota-based software developer from July 2000 to April 2002. From April 1995 to July 2000, Mr. Norder held the position of Division President and General Manager for Inso Corporation, a Boston-based software developer. Prior to this period, Mr. Norder held various engineering and management positions at Systems Compatibility Corporation, a Chicago-based hardware and software developer focused on connecting incompatible office automation systems. Mr. Norder holds a BA Degree in Electrical and Computer Engineering from the University of Illinois at Urbana-Champaign.

Michael L. Olinger, 57, has served as Vice President, International Sales from May 1994 to May 2001, and from December 2001 to the present. From June 2001 to December 2001, Mr. Olinger served the Company as Vice President, Sales. Prior to joining the Company, Mr. Olinger served as Vice President, International Sales of Telex Communications Inc., a professional audio products company, from 1978 through 1994. Mr. Olinger holds a BA degree from the Central University of Iowa.

Rashid M. Skaf, 34, has served as Executive Vice President, Worldwide Sales and Marketing from September 2003 to the present. Mr. Skaf served as Vice President, Marketing from December 2001 to September 2003. Prior to joining the Company, Mr. Skaf served as Vice President Global Sales and Marketing for Broadband Gateways Inc. from January 2000 to July 2001. Mr. Skaf was Vice President and General Manager of Nortel Networks Broadband Wireless Access from 1998 to 1999, overseeing business development, sales and marketing in North America, global marketing, and product and program management. From 1997 to 1998, Mr. Skaf served as Executive Director of Business Development and Marketing for Broadband Networks, Inc. Prior to this period, Mr. Skaf held technical and management positions within Ericsson Inc. Mr. Skaf holds an MBA from the American Graduate School of International Management, Thunderbird and a BS from the University of Tampa.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of May 31, 2004, certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each current director and director nominee of the Company, (iii) the executive officers of the Company named in the table under “Executive Compensation— Summary Compensation Table,” and (iv) all directors and executive officers as a group. The Company does not know of any agreements among its shareholders that relate to voting or investment power of its shares of Common Stock.

	Shares of Common Stock Beneficially Owned(1)
5% Beneficial Owners, Directors and Executive Officers	Number	Percentage Ownership

Special Situations Fund III, L.P. (2) 153 East 53rd Street New York, NY 10022	1,912,849	16.2%

Scott D. Miller 11515 Hillcrest Road Dallas, Texas 75230	1,049,887	8.9%

Peter D. York 5415 Drane Drive Dallas, Texas 75209	882,207	7.5%

Robert J. Carroll (3)	286,742	2.4%

Lawrence N. Goldstein (4)	53,593	*

Thomas L. Harrison (5)	48,617	*

David R. Richard (6)	32,593	*

Richard L. Smith (7)	76,798	*

John E. Wilson (8)	48,893	*

C. Chris Apple (9)	119,593	1.0%

Carl D. Evans (10)	107,084	*

Peter C. Nohren (11)	72,834	*

Scott R. Norder (12)	62,100	*

Rashid M. Skaf (13)	101,267	*

All directors and executive officers as a group (14 persons) (14)	1,283,433	10.1%

*	Less than 1%
(1)	The information contained in this table with respect to beneficial ownership reflects “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act. All information with respect to the beneficial ownership of any principal shareholder was supplied in a Schedule 13D or 13G filed with the Securities and Exchange Commission (the “SEC”) by or on behalf of such principal shareholder under the Exchange Act and/or was furnished by such principal shareholder to the Company and, except as otherwise indicated or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder. Shares subject to options exercisable within 60 days of May 31, 2004 are deemed outstanding for computing the beneficial ownership percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2)	According to a Statement on Schedule 13G/A filed February 13, 2004, Special Situations Fund III, L.P. is one of several Reporting Persons identified therein, which Reporting Persons are Special Situations Fund III, L.P., (“SSF III”), Special Situations Technology Fund, L.P., (“Technology”), Special Situations Technology Fund II, L.P., (“Technology II”), Special Situations Cayman Fund, L.P., (“Cayman”), MGP Advisers Limited Partnership, SST Advisers, L.L.C., AWM Investment Company, Inc., Austin W. Marxe, and David Greenhouse. According to the Schedule 13G/A, 1,912,849 shares are beneficially owned by Austin W. Marxe and David Greenhouse of which 1,189,524 shares of common stock are owned by SSF III, 56,964 shares of common stock are owned by Technology, 294,736 shares of common stock are owned by Technology II, and 371,625 shares of common stock are owned by Cayman.
(3)	Includes 215,000 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 31, 2004.
(4)	Includes 46,093 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 31, 2004.
(5)	Represents 48,617 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 31, 2004.
(6)	Includes 30,093 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 31, 2004.
(7)	Represents 76,798 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 31, 2004.
(8)	Includes 46,093 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 31, 2004.
(9)	Includes 46,667 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 31, 2004.
(10)	Includes 58,334 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 31, 2004.
(11)	Includes 38,334 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 31, 2004.
(12)	Includes 30,000 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 31, 2004.
(13)	Includes 46,667 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after May 31, 2004.
(14)	Includes an aggregate of 851,614 shares of Common Stock issuable upon exercise of outstanding options granted to the executive officers and directors of the Company that are presently exercisable or are exercisable within 60 days after May 31, 2004.

CORPORATE GOVERNANCE

Board of Directors

Board Meetings and Membership

The Board of Directors of the Company held a total of four meetings, and also acted six times by unanimous written consent, during the fiscal year ended March 31, 2004. During the fiscal year ended March 31, 2004, each director attended at least 75% of the meetings of the Board of Directors held during the period for which he was a director. With the exception of Robert J. Carroll, the Company’s Chairman of the Board, President and Chief Executive Officer, each member of the Board of Directors is independent as defined in the Marketplace Rules of the Nasdaq Stock Market and the applicable rules of the SEC.

Communications with the Board

Shareholders and other interested parties may communicate with the Board of Directors by writing to the Board at AMX Corporation Board of Directors, 3000 Research Drive, Richardson, Texas 75082. Our legal counsel will review inquiries and if such inquiries are relevant to and consistent with our operations, policies, and philosophies, the inquiry will be forwarded to the Lead Director who will present it to the full Board of Directors for consideration. The Board of Directors will then determine whether or not a response is appropriate, and may or may not direct the Company to assist with the development of the response. All responses to shareholder inquiries are reviewed and approved by the full Board of Directors prior to transmittal.

Board Attendance at Annual Shareholders’ Meetings

The Company encourages, but does not require, that each member of the Board of Directors attend the annual shareholders’ meeting. Each of the Company’s then six directors attended the 2003 Annual Shareholders’ Meeting on August 21, 2003.

Audit Committee of the Board of Directors

Audit Committee Meetings and Membership

The Audit Committee of the Board of Directors of the Company held a total of four meetings, and also acted twice by unanimous written consent, during the fiscal year ended March 31, 2004. This Committee recommends engagement of the Company’s independent accountants and reviews with management and the independent auditors the Company’s financial statements, basic accounting and financial policies and practices, audit scope and competency of control personnel. Messrs. Harrison, Smith and Goldstein are the current members of the Audit Committee.

Audit Committee Financial Expert and Independence

The Board of Directors of AMX Corporation has determined that Messrs. Harrison and Smith are both considered an “Audit Committee Financial Expert” as that term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. Each member of the Audit Committee is an independent director, as defined in the Marketplace Rules of the Nasdaq Stock Market and the applicable rules of the SEC.

Audit Committee Charter

The Audit Committee is governed by a written charter adopted by the Board of Directors. A copy of the current Audit Committee charter is attached to this proxy statement as Appendix A, and is available on the Company’s website at www.amx.com in the Investor Relations section under Corporate Governance.

Compensation Committee of the Board of Directors

Compensation Committee Meetings, Membership and Independence

The Compensation Committee met six times during the fiscal year ended March 31, 2004, and also acted one time by unanimous written consent. This Committee reviews and recommends to the Board of Directors the compensation of executive officers of the Company and administers and makes awards and takes all other action as is provided under the employee benefit plans of the Company, including, but not limited to, the 1995 Stock Option Plan, the 1999 Equity Incentive Plan and the 1996 Employee Stock Purchase Plan, excluding, however, the 1995 Director Stock Option Plan. Messrs. Harrison, Smith, Richard and Wilson are the current members of the Compensation Committee. Each member of the Compensation Committee is independent as defined in the Marketplace Rules of the Nasdaq Stock Market and the applicable rules of the SEC. The Chairman of the Compensation Committee is also currently serving as Lead Director of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, no officer or employee of the Company or any of its subsidiaries served as a member of the Compensation Committee. No executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee of the Board of Directors

Nominating and Corporate Governance Committee Meetings and Membership

The Nominating and Corporate Governance Committee held a total of four meetings during the fiscal year ended March 31, 2004. The Nominating and Corporate Governance Committee is responsible for developing a policy on the size and composition of the Board of Directors, reviewing possible candidates for membership on the Board of Directors, and recommending a slate of nominees. The Nominating and Corporate Governance Committee also monitors corporate governance issues and the Company’s compliance therewith. Messrs. Goldstein, Richard and Wilson are the current members of the Nominating and Corporate Governance Committee.

Nominating and Corporate Governance Committee Independence

Each member of the Nominating and Corporate Governance Committee is an independent director, as defined in the Marketplace Rules of the Nasdaq Stock Market and the applicable rules of the SEC.

Nominating and Corporate Governance Committee Charter

The Nominating and Corporate Governance Committee is governed by a written charter adopted by the Board of Directors. A copy of the current Nominating and Corporate Governance Committee charter is available on the Company’s website at www.amx.com in the Investor Relations section under Corporate Governance.

Director Nomination Process

The Nominating and Corporate Governance Committee regularly reviews the composition of the board and whether the addition of directors with particular experiences, skills, or other characteristics would make the Board more effective. The Nominating and Corporate Governance Committee has not established any specific minimum qualifications for director candidates. However, in evaluating potential candidates for service on the Company’s Board of Directors, the Committee will consider the candidate’s education; range and depth of business experience; potential contributions to the mix of the incumbent directors; the existence, or lack thereof, of conflicts created by the candidate’s current board memberships or other comparable commitments; the candidate’s ability to satisfy the need for any required expertise on the Board or one of its committees; and such other factors as the Committee may, in its discretion, deem important to successfully serve as a director of the Company.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. If a shareholder wishes to recommend a nominee for service on our Board of Directors, the shareholder should send a written recommendation to the Company Secretary, AMX Corporation, 3000 Research Drive, Richardson, Texas, 75082. The Committee screens all potential candidates in the same manner regardless of the source of the recommendation.

Board Compensation

Upon election to the Board of Directors, each new director receives options to acquire 10,000 shares of Common Stock. Each of the Company’s directors receives the following annual compensation for serving on the Board of Directors: (i) $12,000, (ii) $12,000 Black-Scholes value of options to acquire shares of Common Stock, and (iii) options to acquire 10,000 shares of Common Stock. In addition, each director receives $1,000 for attending each meeting of the Board of Directors. The Chairman of the Audit Committee receives the following additional annual compensation: (i) $5,000, and (ii) $5,000 Black-Scholes value of options to acquire shares of Common Stock. The Chairman of the Compensation Committee and the Lead Director each receive the following additional annual compensation: (i) $1,500, and (ii) $1,500 Black-Scholes value of options to acquire shares of Common Stock. The Chairman of the Nominating and Corporate Governance Committee receives the following additional annual compensation: (i) $1,500, or (ii) $1,500 Black-Scholes value of options to acquire shares of Common Stock. Each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receives $1,000 for attending meetings of such Committees.

Codes of Conduct

The Company has adopted a Code of Conduct for employees, directors and officers of the Company, as well as a separate and supplemental Code of Conduct for employees of the finance department. A copy of each of these Codes of Conduct is available on the Company’s website at www.amx.com in the Investor Relations section under Corporate Governance.

Report of the Compensation Committee

The information contained in the Report on Executive Compensation of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee of the Board of Directors (the “Committee”), which is composed entirely of independent directors, is responsible for the establishment and administration of the compensation programs for the Company’s executive officers, including the Chief Executive Officer. In fulfilling these responsibilities, the Committee establishes and administers the compensation for the Company’s executives, including approving adjustments to base salary, establishing targets for the payment of annual bonuses, evaluating the performance of the executives in meeting such targets and granting long-term incentive compensation.

Compensation Philosophy.

Our compensation philosophy is based on the premise that executives should receive competitive compensation determined by reference to both the Company’s performance and the individual’s contribution to that performance. The elements of the executive compensation program described below are implemented and periodically reviewed and adjusted by the Committee.

The goals of the Committee in establishing the Company’s executive compensation program are as follows:

(1)	To fairly compensate the executive officers of the Company for their contributions to the Company’s short-term and long-term performance. The elements of the Company’s compensation program are (i) base salaries, (ii) annual cash bonuses and (iii) equity incentives.

(2)	To allow the Company to attract, motivate and retain the management personnel necessary to the Company’s success by providing an executive compensation program comparable to that offered by similar companies.

(3)	To provide an executive compensation program with incentive compensation that is linked to the general financial and other corporate performance of the Company, including such items as revenues and income from operations.

Base Salaries.

The Committee has reviewed the base salaries for all executive officers of the Company in light of corporate performance, individual performance, experience and a comparison with salary ranges reflecting similar positions, duties and levels of responsibility of other companies in similar industries and with comparable revenues and has found them to be reasonable. Each executive officer’s base salary is reviewed annually by the Committee and is subject to adjustment on the basis of individual and corporate performance. The Committee does not assign specific relative weights to the factors it considers, but exercises its discretion and makes a judgment after considering all factors it deems relevant.

Annual Bonuses.

The annual bonuses available to the executive officers are based upon the achievement of specific financial and other corporate performance targets approved by the Committee. The payment of such discretionary bonuses upon achievement of such performance targets is designed to enhance shareholder value.

Equity Incentives.

Equity incentives, including grants of stock options and restricted stock, are determined based on the Committee’s assessment of the ability of such officers to positively impact the Company’s future performance and enhance shareholder value as determined by their individual performances. Stock option grants and other equity incentives are not awarded annually but as the individual performance and experience of each executive officer warrants such award. Option awards generally vest in annual installments of up to three years. The vesting provisions of restricted stock awards are determined on an award-by-award basis, but generally vest in three years or less. The amount and vesting of stock options and restricted stock awards are not contingent on achievement of any specific performance targets. All options granted will benefit the executive only to the extent that there is appreciation in the market price of the Common Stock during the option period.

Equity and cash incentives are not limited to executive officers. Grants of stock options may be made to key employees upon joining the Company in amounts determined by the Committee and are also made to selected employees as performance related awards and as awards for certain promotions. The amounts of such grants are determined based on the individual employee’s position with the Company and his or her potential ability to beneficially impact the performance of the Company. By giving employees a stake in the financial performance of the Company, the Committee’s goal is to provide incentives to employees of the Company to enhance the financial performance of the Company and, thus, shareholder value.

On April 22, 2003, the Committee recommended, and the Board of Directors approved, a restricted stock award to certain executive officers of the Company pursuant to the 1999 Equity Incentive Plan. The April 2003 restricted stock award vests as follows: 50% upon grant, 25% on April 22, 2004, and 25% on April 22, 2005. The named executive officers of the Company received restricted shares as follows: Mr. Carroll, 75,000 shares; Mr.

Apple, 20,000 shares; Mr. Evans, 25,000 shares; Mr. Nohren, 15,000 shares; and Mr. Skaf, 20,000 shares. A total of 200,000 restricted shares were granted in April 2003 to the executive officer group as a whole. In addition, each of the executive officers, with the exception of Mr. Carroll, received an equal number of stock options at $1.93 per share that vest over a three-year period. Mr. Carroll’s April 2003 grant consisted solely of restricted shares.

On April 1, 2004, the Committee recommended, and the Board of Directors approved, an additional restricted stock award to certain executive officers of the Company pursuant to the 1999 Equity Incentive Plan. The April 2004 restricted stock award vests 100% on April 1, 2007. The named executive officers of the Company received restricted shares as follows: Mr. Carroll, 50,000 shares; Mr. Apple, 20,000 shares; Mr. Evans, 16,500 shares; Mr. Nohren, 16,500 shares; Mr. Norder, 30,000 shares; and Mr. Skaf, 25,000 shares. A total of 199,000 restricted shares were granted in April 2004 to the executive officer group as a whole.

Compensation For the President and Chief Executive Officer.

Effective November 1, 2001, Mr. Carroll was appointed President and Chief Executive Officer of the Company. Mr. Carroll’s annual base salary of $375,000 is governed by the terms of his employment agreement. The Committee approved the principal terms of Mr. Carroll’s employment agreement on November 20, 2001, which terms are described under the heading “Employment Agreements” in this Proxy Statement. In approving the terms of Mr. Carroll’s compensation, the Committee considered the compensation packages for comparable positions, Mr. Carroll’s business background and technology industry knowledge, and the need to hire an executive with Mr. Carroll’s strategic, financial, and leadership skills.

Mr. Carroll’s annual bonus is based on the achievement of certain financial and other corporate objectives that are set forth in his employment agreement. Based upon the financial and corporate performance objectives established by the Committee for the fiscal year ended March 31, 2004, Mr. Carroll earned a bonus of approximately $225,000.

COMPENSATION COMMITTEE

THOMAS L. HARRISON, CHAIRMAN
DAVID R. RICHARD
RICHARD SMITH
JOHN E. WILSON

Executive Compensation

Summary Compensation Table.    The following table summarizes the compensation of the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers for services in all capacities to the Company for the fiscal years ended March 31, 2004, 2003, and 2002.

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus	(8) Restricted Stock Awards	Number of Securities Underlying Options	All Other Compensation
Robert J. Carroll	2004	$375,000		$225,060	$144,750	—	$813	(7)
Chief Executive Officer,	2003	375,000		220,000	—	—	—
President and Chairman	2002	158,654	(1)	350,000	—	310,000	170,000	(9)

C. Chris Apple	2004	$175,000		$105,028	$38,600	20,000	$1,536	(7)
Vice President and	2003	175,000		66,349	—	—	—
Chief Financial Officer	2002	53,846	(2)	20,416	—	60,000	—

Carl D. Evans	2004	$185,000		$111,029	$48,250	25,000	$1,850	(7)
Vice President—Operations	2003	182,308		70,140	—	—	—
	2002	124,520	(3)	61,250	—	50,000	—

Peter C. Nohren	2004	$175,000		$105,028	$28,950	15,000	$1,346	(7)
Vice President—Engineering	2003	175,000		66,349	—	—	—
	2002	39,039	(4)	15,313	—	50,000	—

Scott R. Norder	2004	$180,000		$108,029	$—	—	$1,800	(7)
Vice President—Business	2003	15,231	(5)	8,531	—	70,000	90,000	(10)
Development	2002	—		—	—	—	—

Rashid M. Skaf	2004	$197,539		$126,033	$38,600	20,000	$—
Executive Vice President—	2003	180,000		68,244	—	—	—
Worldwide Sales & Marketing	2002	55,385	(6)	21,000	—	60,000	—

(1)	Represents the portion of Mr. Carroll’s $375,000 annual salary earned for the fiscal year ended March 31, 2002, since his employment with the Company commenced in November 2001.

(2)	Represents a portion of Mr. Apple’s $175,000 annual salary earned for the fiscal year ended March 31, 2002, since his employment with the Company commenced in December 2001.

(3)	Represents a portion of Mr. Evans’ $175,000 then annual salary earned for the fiscal year ended March 31, 2002, since his employment with the Company commenced in July 2001.

(4)	Represents a portion of Mr. Nohren’s $175,000 annual salary earned for the fiscal year ended March 31, 2002, since his employment with the Company commenced in January 2002.

(5)	Represents a portion of Mr. Norder’s $180,000 annual salary earned for the fiscal year ended March 31, 2003, since his employment with the Company commenced in February 2003.

(6)	Represents a portion of Mr. Skaf’s $180,000 then annual salary earned for the fiscal year ended March 31, 2002, since his employment with the Company commenced in December 2001.

(7)	Represents matching contributions under the Company’s 401(K) plan for the fiscal year ended March 31, 2004.

(8)

During the fiscal year ended March 31, 2004, Mr. Carroll was granted 75,000 shares of restricted stock, Mr. Apple was granted 20,000 shares of restricted stock, Mr. Evans was granted 25,000 shares of restricted stock, Mr. Nohren was granted 15,000 shares of restricted stock, and Mr. Skaf was granted 20,000 shares of restricted stock. Such shares vest as follows: 50% on April 22, 2003, 25% on April 22, 2004, and 25% on April 22, 2005.

(9)	Prior to his employment, Mr. Carroll served as a consultant to the Company from March 2001 through November 2001, and received compensation of $170,000 for those consulting services.

(10)	Prior to his employment, Mr. Norder served as a consultant to the Company from June 2002 through February 2003, and received compensation of $90,000 for those consulting services.

Equity Compensation Plan Information.    The following table summarizes information with respect to equity compensation plans approved by security holders and equity compensation plans not approved by security holders as of March 31, 2004:

	(a)	(b)	(c)
Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved By Security Holders	1,895,970	$4.08	1,735,725
Equity Compensation Plans Not Approved By Security Holders	None	—	—
Total	1,895,970	$4.08	1,735,725

Option Grants in Last Fiscal Year.    The following table provides information on stock options granted to the Company’s named executive officers during the fiscal year ended March 31, 2004.

	Individual Grants
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Per Share Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name					5%	10%
C. Chris Apple	20,000	10.3%	$1.93	4/22/13	$24,275	$61,518
Carl D. Evans	25,000	12.8%	$1.93	4/22/13	$30,344	$76,898
Peter C. Nohren	15,000	7.7%	$1.93	4/22/13	$18,207	$46,139
Rashid M. Skaf	20,000	10.3%	$1.93	4/22/13	$24,275	$61,518

(1)	The dollar amounts under these columns represent the realizable value of each grant of options assuming that the market price of the Common Stock appreciates in value from the date of grant at the 5% and 10% assumed annual rates of compounded stock price appreciation mandated by the rules of the SEC. Actual gains, if any, on stock option exercises are dependent on many factors, including the future financial performance of the Company and overall market conditions, and there can be no assurance provided to the named executive officer or any other holder of the Company’s securities that the actual stock price will appreciate at the assumed 5% or 10% levels or at any other defined level.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.    The following table sets forth each exercise of stock options by the Company’s named executive officers during the fiscal year ended March 31, 2004:

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at March 31, 2004		Value of Unexercised In-the-Money Options at March 31, 2004
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert J. Carroll	—	—	215,000	100,000	$1,475,485	$691,000
C. Chris Apple	—	—	40,000	40,000	275,600	288,000
Carl D. Evans	—	—	33,334	41,666	192,004	283,746
Peter C. Nohren	—	—	33,334	31,666	237,005	231,145
Scott R. Norder	—	—	30,000	40,000	217,400	292,400
Rashid M. Skaf	—	—	40,000	40,000	275,600	288,000

Employment Agreements

Mr. Carroll and the Company entered into an employment agreement effective November 1, 2001. The term of Mr. Carroll’s employment agreement commenced on November 1, 2001 and continues through March 31, 2005, unless earlier terminated as provided for therein. Mr. Carroll’s base salary set forth in the agreement is $375,000 per year, and he is eligible to earn a bonus each year based on certain financial and corporate performance criteria outlined in the agreement. Pursuant to the terms of the employment agreement, Mr. Carroll is eligible to earn an annual bonus of up to the amount of his base salary. If the Company terminates Mr. Carroll without Cause (as defined therein) or if Mr. Carroll terminates his employment for Good Reason (as defined therein), then Mr. Carroll is entitled to a severance payment in an amount equal to his base salary for (i) the period commencing on the date of such termination and ending 12 months thereafter, or (ii) the remaining term of the employment agreement, whichever period is longer. Such severance payment shall be paid to Mr. Carroll during the severance period in equal installments. In addition, if such termination occurs between the end of a fiscal year and the payment date of any bonus due pursuant to the terms of the agreement, then Mr. Carroll is entitled to receive such bonus. If Mr. Carroll’s employment is terminated without Cause or for Good Reason within one month before or six months after a Change of Control (as defined therein), then Mr. Carroll is entitled to receive a severance payment in the amount set forth above in a lump sum equal to and in lieu of aggregate installments payments outlined above. Mr. Carroll’s employment agreement also contains covenant not to compete and non-solicitation provisions.

Mr. Apple and the Company entered into an employment agreement in December 2001. The term of Mr. Apple’s employment agreement commenced on December 3, 2001 and continues through December 3, 2004, unless earlier terminated as provided for therein. Mr. Apple’s base salary set forth in the agreement is $175,000 per year subject to periodic increases at the sole discretion of the Compensation Committee. He is eligible to receive an annual discretionary bonus to be determined at the sole discretion of the Chief Executive Officer based upon corporate and individual performance, subject to the approval of the Compensation Committee. If the Company terminates Mr. Apple without Cause (as defined therein), then Mr. Apple is entitled to a severance payment in an amount equal to six months base salary paid in equal installments over six months and is eligible for consideration for a pro rated discretionary bonus on the same basis as if he had remained employed for such six-month period. Mr. Apple’s employment agreement also contains covenant not to compete and non-solicitation provisions.

Mr. Evans and the Company entered into an employment agreement in July 2001. The term of Mr. Evans’ employment agreement commenced on July 9, 2001 and continues through July 9, 2004, unless earlier terminated as provided for therein. Mr. Evans’ base salary set forth in the agreement is $175,000 per year subject to periodic increases at the sole discretion of the Compensation Committee. He is eligible to receive an annual discretionary bonus, to be determined at the sole discretion of the Chief Executive Officer based upon corporate and individual performance, subject to the approval of the Compensation Committee. If the Company terminates

Mr. Evans without Cause (as defined therein), then Mr. Evans is entitled to a severance payment in an amount equal to six months base salary paid in equal installments over six months and is eligible for consideration for a pro rated discretionary bonus on the same basis as if he had remained employed for such six-month period. Mr. Evans’ employment agreement also contains covenant not to compete and non-solicitation provisions.

Mr. Norder and the Company entered into an employment agreement in February 2003. The term of Mr. Norder’s employment agreement commenced on February 20, 2003 and continues through February 20, 2006, unless earlier terminated as provided for therein. Mr. Norder’s base salary set forth in the agreement is $180,000 per year subject to periodic increases at the sole discretion of the Compensation Committee. He is eligible to receive an annual discretionary bonus, to be determined at the sole discretion of the Chief Executive Officer based upon corporate and individual performance, subject to the approval of the Compensation Committee. If the Company terminates Mr. Norder without Cause (as defined therein), then Mr. Norder is entitled to a severance payment in an amount equal to six months base salary paid in equal installments over six months and is eligible for consideration for a pro rated discretionary bonus on the same basis as if he had remained employed for such six-month period. If Mr. Norder terminates his employment for Good Reason (as defined therein), which includes any Change of Control (as defined therein), then Mr. Norder is entitled to a severance payment equal to six months base salary paid in equal installments over six months. Mr. Norder’s employment agreement also contains covenant not to compete and non-solicitation provisions.

Mr. Skaf and the Company entered into an employment agreement in December 2001. The term of Mr. Skaf’s employment agreement commenced on December 3, 2001 and continues through December 3, 2004, unless earlier terminated as provided for therein. Mr. Skaf’s base salary set forth in the agreement is $180,000 per year subject to periodic increases at the sole discretion of the Compensation Committee. He is eligible to receive an annual discretionary bonus, to be determined at the sole discretion of the Chief Executive Officer based upon corporate and individual performance, subject to the approval of the Compensation Committee. If the Company terminates Mr. Skaf without Cause (as defined therein), then Mr. Skaf is entitled to a severance payment in an amount equal to six months base salary paid in equal installments over six months and is eligible for consideration for a pro rated discretionary bonus on the same basis as if he had remained employed for such six-month period. If Mr. Skaf terminates his employment for Good Reason (as defined therein), which includes any Change of Control (as defined therein), then Mr. Skaf is entitled to a severance payment equal to six months base salary paid in equal installments over six months. Mr. Skaf’s employment agreement also contains covenant not to compete and non-solicitation provisions.

Certain Relationships and Related Transactions

A close relative of an executive officer of the Company owns one of the Company’s international distributors, located in Lebanon. During fiscal 2004, the Company recorded revenue of approximately $1.2 million from this distributor, and had an accounts receivable balance from this distributor of approximately $0.5 million as of March 31, 2004, a portion of which is secured by a letter of credit. The terms and conditions extended to this distributor are comparable to the terms and conditions extended to other similar international distributors.

Performance Graph

The following graph compares the cumulative total shareholder return on an investment of $100 on March 31, 1999 in (i) the Company’s Common Stock, (ii) the Nasdaq Market Index for U.S. Companies (the “Nasdaq Market Index (US)”), and (iii) Electronic Components and Accessories Index of Nasdaq Companies (“Electronic Components and Accessories Index”). The values with each investment are based on share price appreciation and the reinvestment of dividends.

The information contained in the Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

The graph above assumes $100 invested on March 31, 1999, and was plotted using the following data:

	AMX Corporation	Nasdaq Market Index (US)	Electronic Components and Accessories
3/31/99	$100.00	$100.00	$100.00
3/31/00	$248.65	$184.14	$297.26
3/30/01	$31.08	$75.79	$118.83
3/28/02	$28.54	$76.74	$124.46
3/31/03	$20.97	$56.28	$58.88
3/31/04	$102.05	$84.00	$104.22

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended March 31, 2004, the Company’s officers, directors and 10% shareholders complied with all applicable Section 16(a) filing requirements, except that two Form 4 forms that were due on July 28, 2003 and November 18, 2003 for Scott D. Miller, who was a 10% shareholder at the time of the events triggering the Form 4 filing requirements, were filed on September 10, 2003 and December 5, 2003, respectively.

Report of the Audit Committee

The SEC rules require the Company to include in its proxy statement a report from the Audit Committee of the Board. The following report concerns the Audit Committee’s activities regarding oversight of the Company’s financial reporting and auditing process. The information contained in the Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

To the Board of Directors:

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of the Nasdaq Stock Market and the applicable rules of the SEC, and it operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal control and audit functions. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the Company’s independent audit firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States. The functions of the Audit Committee are not intended to duplicate or to certify the activities of management and the independent auditors, and are in no way designed to supersede or alter the traditional responsibilities of the Company’s management and the independent auditors. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

The Audit Committee has reviewed and discussed the audited financial statements with management, and has reviewed management’s representations that those audited financial statements were prepared in accordance with generally accepted accounting principles in the United States and present fairly the results of operations and financial position of the Company.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees (as amended), SEC rules, and other standards. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, has considered the compatibility of non-audit services with the auditors’ independence, and has discussed with the auditors the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004 for filing with the SEC.

AUDIT COMMITTEE

RICHARD L. SMITH, CHAIRMAN
LAWRENCE N. GOLDSTEIN
THOMAS L. HARRISON

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

(ITEM 2)

The Board of Directors has selected Ernst & Young LLP, independent accountants, to audit the books, records and accounts of the Company for the fiscal year ending March 31, 2005. Ernst & Young LLP has audited the Company’s financial statements since the fiscal year ended March 31, 1993.

The affirmative vote of the holders of a majority of the Company’s Common Stock represented in person or by proxy and voting at the Annual Meeting will be required to approve and ratify the Board’s selection of Ernst & Young LLP. The Board of Directors recommends voting “FOR” approval and ratification of such selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

A representative of Ernst & Young LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

During fiscal 2004 and 2003, we paid the following fees to Ernst & Young LLP:

	2004	2003
1. Audit Fees: annual audit and quarterly reviews	$197,000	$177,750
2. Audit-Related Fees: Statutory audits	19,360	9,250
3. Tax Fees: federal and state tax compliance work	52,043	84,400
4. All Other Fees (1)	9,124	—

Total Fees	$277,527	$271,400

(1)	Represents miscellaneous fees related to Sarbanes-Oxley compliance and an on-line subscription service.

The Audit Committee has established a policy and related procedures regarding the pre-approval of all audit, audit-related, and non-audit services to be performed by the Company’s independent auditor. During fiscal 2004, there were no fees charged by or paid to Ernst & Young under the de minimus exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC. The Audit Committee considered whether the provision of services covered by Other Fees is compatible with maintaining the independence of Ernst & Young LLP, and did not consider the non-audit services to be incompatible with the auditor’s independence.

OTHER MATTERS

Management does not intend to bring before the Annual Meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the Annual Meeting by others. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment and in accordance with Rule 14a-4 promulgated under the Exchange Act.

The Company has borne the cost of preparing, assembling and mailing this proxy solicitation material. The Company will provide without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004, including the financial statements and the financial statement schedules, to each shareholder upon written request to C. Chris Apple, AMX Corporation, 3000 Research Drive, Richardson, Texas 75082.

By Order Of The Board of Directors

C. Chris Apple
Secretary

Appendix A

AMX CORPORATION

AUDIT COMMITTEE CHARTER

Pursuant to the bylaws of AMX Corporation (hereinafter referred to as the “Company”), a committee of independent directors known as the Audit Committee (hereinafter referred to as the “Committee”) has been established. This Audit Committee Charter was adopted by the Board of Directors on October 28, 2003.

PURPOSE

The Committee shall assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management regarding: (i) the conduct of the Company’s financial reporting process, including the integrity of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof; (ii) the functioning of the Company’s systems of internal accounting and financial controls; (iii) the qualifications, engagement, compensation, independence and performance of the Company’s independent accountants, their conduct of the annual audit, and their engagement for any other services; (iv) the preparation of the audit committee report required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement; (v) the Company’s legal and regulatory compliance and (vi) the Company’s code of ethics as established by management and the Board.

COMPOSITION

The Committee shall be composed of a minimum of three (3) independent directors, none of whom shall be an officer or employee of the Company, and none of whom shall have a business relationship with the Company which might create a conflict with or create a perception of a conflict with their independence. No member of the Committee may serve on the audit committee of more than three (3) public companies, including the Company, unless the Board has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Such determinations shall be disclosed in the annual proxy statement, if required. The Committee shall be comprised of Directors, as appointed by the Board, who shall meet the independence and audit composition requirements promulgated by the SEC and the National Association of Securities Dealers, Inc., as in effect from time to time, and each member shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Each member shall be able to read and understand fundamental financial statements, including the company’s balance sheet, income statement, and cash flow statement at the time of his or her appointment to the Committee. The Committee shall also be comprised of at least one member possessing past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member’s financial sophistication, including being or having been a chief financial officer, chief accounting officer, controller or other senior officer with financial oversight responsibilities.

RESPONSIBILITY

The Committee is a committee of the Board. Its primary purpose is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the SEC; (ii) the system of internal controls that management has established and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between internal audit (if applicable), the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Committee. The Committee will make regular reports to the Board concerning its activities. The Committee has the right and authority to obtain all relevant information and documentation in order to carry out the responsibilities of the Committee.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States. This is the responsibility of management and the independent accountants. Additionally, the Committee recognizes that financial management, including the internal auditor (if applicable), as well as the independent accountants, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent accountants’ work. The independent accountants are ultimately accountable to the Committee, and the Committee has the ultimate power to hire or remove the independent accountants.

AUTHORITY

Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

APPOINTING MEMBERS

The members of the Committee shall be appointed or re-appointed by the Board on an annual basis. Each member of the Committee shall continue to be a member thereof until the earliest of (i) the expiration of their respective term as a director, (ii) their respective resignation as a Committee member or as a director or (iii) their respective removal as a Committee member or as a director. Any member of the Committee may be removed, with or without cause, by the Board at any time. Where a vacancy occurs at any time in the membership of the Committee, it may be filled by the Board and shall be filled by the Board if the membership of the Committee is less than three directors as a result of the vacancy.

CHAIRMAN

The Board or, in the event of its failure to do so, the members of the Committee by a majority vote, shall appoint a Chairman from the members of the Committee. If the Chairman of the Committee is not present at any meeting of the Committee, an acting Chairman for the meeting shall be chosen by the Committee from among the members present. In the case of a deadlock on any matter or vote, the Chairman shall refer the matter to the Board. The Committee shall also appoint a Secretary who need not be a director. All requests for information from the Company or its independent accountants shall be made through the Chairman.

MEETINGS

The time and place of meetings of the Committee and the procedure at such meetings shall be determined from time to time by the members thereof provided that:

1.	A quorum for meetings shall be two members, present in person or by telephone or other telecommunication device that permit all persons participating in the meeting to speak and hear each other.

2.	Unless otherwise agreed, the Committee shall meet at least quarterly. The Committee shall meet at least quarterly with the internal auditor (if applicable) and the independent accountant in separate executive sessions to provide the opportunity for full and frank discussion without members of management present.

3.	Notice of the time and place of every meeting shall be given in writing or facsimile communication to each member of the Committee and the independent accountants of the Company at least 72 hours prior to the time of such meeting unless otherwise agreed and such notice shall not be required for regularly scheduled meetings.

SPECIFIC DUTIES

In meeting its responsibilities, the Committee is expected to:

1.	Review and update the Committee’s charter annually, and recommend any proposed changes to the Board for approval. This should be done in compliance with any requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and applicable Nasdaq Stock Market listing requirements for audit committees.

2.	Be directly responsible for the appointment, retention and oversight of the work of any independent accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or related work. The Committee shall have the ultimate authority and responsibility to appoint, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement). The Committee shall also have the responsibility to (i) oversee and determine the compensation of any independent accounting firm engaged by the Corporation; (ii) evaluate the performance of the independent accountant and (iii) consider the discharge of the independent accountant when circumstances warrant. The Committee shall be responsible for resolving any disagreements between management and the independent accountant regarding financial reporting. The independent accountant shall be ultimately accountable to the Committee.

3.	Confirm and assure the independence of the independent accountant.

4.	Approve in advance, the provision by the independent accountant of any permissible non-audit services, as set forth in Section 202 of Sarbanes-Oxley.

5.	On an annual basis, ensure receipt from the independent accountant of a formal written statement delineating all relationships between the independent accountant and the Company.

6.	Discuss with the independent accountant any disclosed relationships or services that may impact the objectivity and independence of the independent accountant and take appropriate action in response to the independent accountant’s report to satisfy itself of the independence of the independent accountant. The Committee shall also (i) consider whether, in the interest of assuring continuing independence of the independent accountant, the Company should regularly rotate its independent accountant and (ii) set clear hiring policies for employees or former employees of the independent accountant.

7.	Inquire of management, the chief financial officer or controller, the internal auditor (if applicable) and the independent accountant about significant risks or exposures and assess the steps management has taken to control and minimize such risks to the Company. Discuss with management, the chief financial officer or controller, the internal auditor (if applicable) and the independent accountant and oversee the Company’s underlying policies with respect to risk assessment and risk management. Obtain annually in writing, from the independent accountants, their letters as to the adequacy of such controls.

8.	Consider, in consultation with the independent accountant and the internal auditor (if applicable), the audit scope and plan of the independent accountant and internal auditor.

9.	Consider the rationale for employing audit firms other than the principal independent accountant.

10.	Review with the independent accountant the coordination of audit effort to assure completeness of coverage, and the effective use of audit resources.

11.	Review, discuss with management and the independent accountant and approve any transactions or courses of dealing with related parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties.

12.	Consider and review with the independent accountant and the internal auditor (if applicable):

(a)	the adequacy of the Company’s internal controls including computerized information system and controls and security;

(b)	the independent accountant’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting (including, but not limited to, the clarity of the Company’s financial disclosures and degree of aggressiveness or conservatism of the Company’s accounting policies and underlying estimates and other significant decisions made by management in preparing the financial disclosure and reviewed by the independent accountants); and

(c)	any related significant findings and recommendations of the independent accountant together with management’s responses thereto.

13.	Review with management, the chief financial officer or controller and the independent accountant at the completion of the annual examination:

(a)	The Company’s annual financial statements and related footnotes.

(b)	The independent accountant’s audit of the financial statements and the report thereon.

(c)	Significant findings during the year, including the status of previous audit recommendations.

(d)	Any significant changes required in the independent accountant’s audit plan or audit scope.

(e)	Any serious difficulties or disputes with management encountered during the course of the audit, including restrictions on access to required information.

(f)	Other matters related to the conduct of the audit, that are to be communicated to the committee under generally accepted auditing standards.

14.	Consider and review with management and the internal auditor (if applicable):

(a)	Significant findings during the year and management’s responses thereto.

(b)	Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

(c)	Any changes required the planned scope of their audit plan.

(d)	The internal auditing department budget and staffing.

(e)	Internal auditor’s compliance with the appropriate internal auditing standards (if applicable).

15.	Review filings with the SEC and other published documents, in each case, prior to public release, containing the Company’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

16.	Review with management the adequacy of the insurance and fidelity bond coverages, reported contingent liabilities, management’s assessment of contingency planning. Review management’s plans regarding any changes in accounting practices or policies and the financial impact, any major areas of management judgment and estimates that have a significant effect upon the financial statements, and any litigation or claim, including tax assessments, that could have a material effect upon the financial position or operating results of the Company.

17.	Review with management, internal auditor (if applicable) and the independent accountant, interim financial reports and any financial reports to be filed with the SEC or other regulators, prior to public release.

18.	Provide a report in the Company’s proxy statement (“Audit Committee Report”) stating whether the Committee has (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent accountants the matters required to be disclosed in SAS No. 61 (generally describes the communications required in connection with annual audits); and (3) received from the independent accountant disclosure of all relationships between the independent accountant and the Company and discussed with the independent accountant the independent accountant’s independence and the matters included in the written disclosures required by the Independent Standards Board.

19.	State in the Audit Committee Report whether, based on the review and discussions referred to in item 18 above, it recommended to the Board that the financial statements be included in the Annual Report on Form 10-K.

20.	Review legal, disclosure and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

21.	Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

22.	Establish written procedures for the receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls or auditing matters. Additionally, the Committee is required to ensure that such complaints are treated confidentially and anonymously.

23.	Investigate any allegations that any officer or director of the Company, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of any audit of the financial statements of the Company for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board appropriate disciplinary action.

24.	Review periodically with management the provisions of the Company’s code of business conduct and ethics (including the Company’s policies and procedures with regard to trading by Company personnel in securities of the Company and use in trading of proprietary or confidential information) as adopted by the Board or management, including any waivers provided under such code since the last annual review; provided that any such waiver shall be reported by the Committee to the Board and approval of the Board shall also be required for any such waiver applicable to any officer who is a member of the Board.

25.	Conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with the Charter of the Committee.

26.	Perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board.

The duties and responsibilities of a member of the Committee are in addition to those duties set out for a member of the Board.

AMX CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2004 ANNUAL MEETING OF SHAREHOLDERS - AUGUST 19, 2004

The undersigned shareholder(s) of AMX Corporation, a Texas corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Robert J. Carroll and C. Chris Apple, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of AMX Corporation to be held at the Renaissance Hotel, 900 East Lookout Drive, Richardson, Texas 75082, at 10:00 a.m. on August 19, 2004, and any postponements or adjournments thereof, and to vote all shares of Common Stock that the undersigned is entitled to vote on the matters set forth on the reverse side hereof.

(Continued on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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						Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	FOR all nominees listed below (except as indicated)	WITHHOLD AUTHORITY to vote for all nominees listed below			FOR	AGAINST	ABSTAIN

1. ELECTION OF DIRECTORS	☐	☐	2.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2005.	☐	☐	☐

(If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee’s name below)				IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE CHECK THIS BOX			☐

01 Robert J. Carroll, 02 Thomas L. Harrison, 03 Richard L. Smith, 04 Lawrence N. Goldstein, 05 John E. Wilson, 06 David R. Richard

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS BALLOT WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE, AND FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy should be dated and signed by the Shareholder(s) exactly as his or her name appears thereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity as attorney, executor, administrator, trustee or guardian should so indicate. If shares are held by joint tenants as community property, both should sign.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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